EXHIBIT (a)(1)

FIDUCIARY/CLAYMORE DYNAMIC EQUITY FUND

CODE OF ETHICS

FOR

CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS

Fiduciary/Claymore Dynamic Equity Fund (the “Trust”) is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate financial disclosure in compliance with applicable law. This Code of Ethics, applicable to the Trust’s Chief Legal and Executive Officer, Chief Financial Officer and Treasurer (or persons performing similar functions) (together, “Senior Officers”), sets forth specific policies to guide you in the performance of your duties.

As a Senior Officer, you must comply with applicable law. You also have a responsibility to conduct yourself in an honest and ethical manner; and you have leadership responsibilities that include creating a culture of high ethical standards and commitment to compliance, maintaining a work environment that encourages employees to raise concerns, and promptly addressing employee compliance concerns.

The Code of Ethics of the Trust pursuant to Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “1940 Act Code of Ethics”), which this Code of Ethics is intended to supplement, sets forth the fundamental principles and key policies and procedures that govern the conduct of all of us in our business as registered investment companies. You are also bound by the requirements and standards set forth in this Code of Ethics and other applicable laws and regulations and other policies and procedures adopted by the Trust from time to time.

Compliance With Laws, Rules And Regulations

You are required to comply with the laws, rules and regulations that govern the conduct of our business and to report any suspected violations in accordance with the section below entitled “Compliance with Code of Ethics.”

Conflicts of Interest

Senior Officers are expected to dedicate their best efforts to advancing the Trust’s interests and to use objective and unbiased standards when making decisions that affect the Trust, keeping in mind that you are subject to inherent conflicts of interest because you are an officer of Claymore Advisors, LLC (the “Adviser”) as well as the Trust. Your obligation to conduct the Trust’s business in an honest and ethical manner includes the ethical handling of actual or apparent conflicts of interest between personal and business relationships. A conflict of interest for the purpose of this Code of Ethics occurs when your private interests interfere in any way, or even appear to interfere, with the interests of the Trust. The 1940 Act Code of Ethics, the Advisers’ and

the Trust’s allocation procedures and the other policies of the Trust are designed to ensure the ethical handling of such conflicts. As a result, it is incumbent on you to be familiar with the 1940 Act Code of Ethics, the Adviser’s and Trust’s allocations procedures and other rules and regulations under the 1940 Act as well as the policies of the Trust. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest where you are receiving a personal benefit, you should act in accordance with the letter and the spirit of the 1940 Act Code of Ethics and/or the Trust’s or the Advisor’s other applicable policies and procedures. If you are in doubt as to the application or interpretation of any of these, you should make full disclosure of all facts and circumstances to, and obtain the prior written approval of the Secretary of the Trust.

Disclosures

It is the policy of the Trust to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission and in all other public communications made by the Trust. As a Senior Officer, you are required to promote compliance with this policy by all employees and to abide by the Trust’s standards, policies and procedures designed to promote compliance with this policy.

Compliance with Code of Ethics

If you know of or suspect a violation of applicable laws, regulations, policies, procedures or this Code of Ethics, you must immediately report that information to the Chairman of the Audit Committee of the Trust. No one will be subject to retaliation because of a good faith report of a suspected violation.

Violations of this Code of Ethics may result in disciplinary action, up to and including discharge. The Board of Trustees shall determine, or shall designate appropriate persons to determine, appropriate action in response to violations of this Code.

Waivers of Code of Ethics

If you would like to seek a waiver of the Code of Ethics you must make full disclosure of your particular circumstances to the Secretary of the Trust. Changes in and waivers of this Code of Ethics will be publicly disclosed as required by applicable law and regulations.

No Rights Created

This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern the Trust’s Senior Officers in the conduct of the Trust’s business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.

EXHIBIT (a)(2)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

CERTIFICATIONS

I, Nicholas Dalmaso, certify that:

1. I have reviewed this report on Form N-CSR of Fiduciary/Claymore Dynamic Equity Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 2, 2006

/s/ Nicholas Dalmaso
Nicholas Dalmaso
Chief Legal and Executive Officer

CERTIFICATION OF CHIEF FINANCIAL OFFICER

CERTIFICATIONS

I, Steven M. Hill, certify that:

1. I have reviewed this report on Form N-CSR of Fiduciary/Claymore Dynamic Equity Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 2, 2006

/s/ Steven M. Hill
Steven M. Hill
Treasurer and Chief Financial Officer